Exhibit 32


                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002



R. Ray Pate, Jr., President and Chief Executive Officer, and Rebecca B. Crunk, Senior Vice President and Chief Financial Officer of NCRIC Group, Inc. (the "Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2004 and that to the best of his/her knowledge:


         (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

         (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.





April 19, 2005                                   /s/ R. Ray Pate, Jr.
--------------                                   -------------------------------
Date                                             R. Ray Pate, Jr.
                                                 President and Chief Executive
                                                 Officer


April 19, 2005                                   /s/ Rebecca B. Crunk
--------------                                   -------------------------------
Date                                             Rebecca B. Crunk
                                                 Senior Vice President and Chief
                                                 Financial Officer